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                                                                     EXHIBIT 5.1

[DECHERT LETTERHEAD]


May 6, 2002

Unigene Laboratories, Inc.
110 Little Falls Road
Fairfield, New Jersey 07004

Re:   Registration Statement on Form S-1
      Registration No. 333-87104

Gentlemen and Ladies:

We have acted as special counsel to Unigene Laboratories, Inc., a Delaware corporation (the "Company"), in connection with a Registration Statement on Form S-1 (the "Registration Statement") filed on April 26, 2002 by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the registration for resale of up to 2,700,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), by (i) The Tail Wind Fund, Ltd., a British Virgin Islands limited liability company ("Tail Wind"), of up to 2,000,000 shares of Common Stock (the "Tail Wind Shares") issuable to Tail Wind pursuant to the Settlement Agreement, dated April 9, 2002, between Tail Wind and the Company (the "Tail Wind Settlement Agreement"); (ii) Annette North ("North"), of up to 400,000 shares of Common Stock (the "North Shares") issuable to North pursuant to a letter agreement, dated August 29, 2000 and as amended on September 29, 2000, between North and the Company (the "North Agreement"); and (iii) Patrick Tedesco ("Tedesco") of up to 300,000 shares of Common Stock (the "Tedesco Shares") issuable to Tedesco pursuant to a letter agreement, dated July 25, 2001, between Tedesco and the Company (the "Tedesco Agreement").

For purposes of this opinion, we have examined the Registration Statement and the relevant exhibits thereto, including the Tail Wind Settlement Agreement, the North Agreement, and the Tedesco Agreement.

We also have examined and relied upon a copy of the Company's Certificate of Incorporation, certified by the Secretary of State of the State of Delaware, copies of the Company's By-Laws and certain resolutions adopted by the Board of Directors of the Company, each certified by the Corporate Secretary of the Company.

We have examined such other documents and made such other investigations as we have deemed necessary to form a basis for the opinion hereinafter expressed. In examining the foregoing documents, we have assumed the authenticity of documents submitted to us as originals, the genuineness of all signatures, the conformity to authentic original documents of documents submitted to us as copies, and the accuracy of the representations and statements included therein.

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Unigene Laboratories, Inc.

May 6, 2002

Page 2

Based on the foregoing, and subject to the assumptions and qualifications set forth herein, we are of the opinion that: (i) the Tail Wind Shares issued pursuant to the Tail Wind Settlement Agreement have been duly authorized for issuance; and when the certificates representing the Tail Wind Shares in the form of the specimen certificate examined by us have been countersigned by an authorized officer of the transfer agent for the Company, and when delivered by the Escrow Agent (as defined in the Tail Wind Settlement Agreement) to Tail Wind in accordance with the terms of the Tail Wind Settlement Agreement and the Escrow Agreement (as defined in the Tail Wind Settlement Agreement), the Tail Wind Shares will be validly issued, fully paid and non-assessable; (ii) the Tedesco Shares issuable pursuant to the Tedesco Agreement have been duly authorized for issuance; and when the certificates representing the Tedesco Shares in the form of the specimen certificate examined by us have been countersigned by an authorized officer of the transfer agent for the company, and when issued and delivered by the Company to Tedesco in accordance with the terms of the Tedesco Agreement, the Tedesco Shares will be validly issued, fully paid and non-assessable; (iii) the North Shares issuable pursuant to the North Agreement have been duly authorized for issuance; and when the certificates representing the North Shares in the form of the specimen certificate examined by us have been countersigned by an authorized officer of the transfer agent for the Company, and when issued and delivered by the Company to North in accordance with the terms of the North Agreement, the North Shares will be validly issued, fully paid and non-assessable.

We express no opinion as to the applicability of compliance with, or effect of federal law or the law of any jurisdiction other than the General Corporation Law of the State of Delaware.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus contained therein under the caption "Legal Matters." In giving such consent we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act or under the rules and regulations promulgated by the Securities and Exchange Commission.

Very truly yours,

/s/ Dechert